Exhibit 99.1

Contacts:	Dan Kaferle Public Relations (631) 342-2111 daniel.kaferle@ca.com	Carol Lu Investor Relations (212) 415-6920 carol.lu@ca.com

CA CLOSES $1 BILLION CREDIT FACILITY

ISLANDIA, N.Y., September 4, 2007 — CA, Inc. (NYSE: CA) today announced it has entered into a $1 billion, five-year unsecured revolving credit facility that will expire August 2012. The new facility replaces an existing $1 billion four-year facility executed in 2004 that was due to expire in December 2008.

The Company replaced its existing facility to extend the maturity of the facility and to reduce the interest paid and fees associated with the used and unused portions of the facility. Borrowings of $750 million under the existing facility were repaid at its termination and simultaneously re-borrowed under the new facility. The Company plans to use the credit facility for general corporate purposes.

“CA’s ability to enter into a new facility with more favorable terms in the current capital market environment is testament to the Company’s strengthening financial position,” said Chief Financial Officer Nancy Cooper. “It provides CA with increased financial flexibility as it assesses upcoming maturities and capital requirements.”

About CA

CA (NYSE: CA), one of the world’s largest information technology (IT) management software companies, unifies and simplifies the management of enterprise-wide IT. Founded in 1976, CA is headquartered in Islandia, N.Y., and serves customers in more than 140 countries. For more information, please visit http://ca.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) constitute “forward-looking statements.” A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the timing of orders from customers and channel partners may cause fluctuations in some of CA’s key financial metrics; changes to the compensation of CA’s sales organization and changes to CA’s sales coverage model and organization could adversely affect CA’s business, financial condition, operating results and cash flow; if CA does not adequately manage and evolve its financial reporting and managerial systems and processes, including the successful implementation of its enterprise resource planning software, its ability to manage and grow its business may be harmed; CA may encounter difficulty in successfully integrating acquired companies and products into its existing businesses; CA is subject to intense competition in product and service offerings and pricing and increased competition is expected in the future; if CA’s products do not remain compatible with ever-changing operating environments, CA could lose customers and the demand for CA’s products and services could decrease; CA may lose access to third party operating systems or certain third party software that CA uses in daily operations, either of which could delay product development and production; CA’s credit ratings have been downgraded and could be downgraded further which would require CA to pay additional interest under its credit agreement and could adversely affect CA’s ability to borrow; CA has a significant amount of debt; the failure to protect CA’s intellectual property rights would weaken its competitive position; CA may become dependent upon large transactions; CA’s sales to government clients subject it to risks, including early termination, audits, investigations, sanctions and penalties; general economic conditions may lead CA’s customers to delay or forgo technology upgrades; the market for some or all of CA’s key product areas may not grow; third parties could claim that CA’s products infringe their intellectual property rights or that CA owes royalty payments; fluctuations in foreign currencies could result in translation losses; CA has outsourced various functions to third parties and these arrangements may not be successful; and the other factors described in CA’s filings with the Securities and Exchange Commission. CA assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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Copyright © 2007 CA. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.